SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                October 12, 2001
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                           Milinx Business Group, Inc.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                   Suite 3827
                            1001 Fourth Avenue Plaza
                                Seattle, WA 98154
                     ---------------------------------------
                    (Address of principal executive offices)


                                  206-621-7032
                          -----------------------------
                          Registrant's telephone number

       Delaware                    000-26421                      91-1954074
------------------------     ------------------------          -----------------
(State of Incorporation)     (Commission File Number)          (I.R.S. Employer)


ITEM 3. OTHER EVENTS

580880BC Ltd (formerly Milinx Business Services Inc.), has filed a "Notice of Intention" with the Office of the Superintendent of Bankruptcy (OSOB) in British Columbia to file a reorganization plan.

580880BC Ltd (formerly Milinx Business Services Inc.) is a Canadian wholly owned subsidiary of Milinx Business Group Inc., (Delaware).

580880BC Ltd has approximately $3,800,000 (un-audited) in debt. The parent Company Milinx Business Group, Inc. is an unsecured creditor of 580880BC Ltd. in the amount of $14,853,915.22. On December 19, 2000 Milinx Business Group, Inc. filed a PPSA Security Agreement over all the assets of 580880BC Ltd. including the assets known as the "Data Center" and Intellectual Property for monies advanced during its operations.

It is the intention of the Company to restart the operations at the Data Center facility located at suite 300-1045 Howe Street, Vancouver, British Columbia, Canada and file a reorganization plan as soon as possible for 580880BC Ltd..

The "Notice of Intention" filings do not include the parent company Milinx Business Group Inc., (which is the Public Company), or any other subsidiaries except 580880 BC Ltd.

"We are taking steps to restructure our business and financial position in a difficult environment," said Thomas Loker, President and Chief Operating Officer of Milinx Business Group Inc. "While very disappointing, we believe today's filings provide us the best opportunity to reorganize and restart our business. I want to thank all who continue to assist us in this vital work and restart. Their dedication to the company, and its shareholders and their many achievements in both the development of our product and the commitment to our future are providing the platform that will help make this company again a viable and profitable entity."


FORWARD LOOKING INFORMATION

This document contains forward-looking statements that involve a number of risks and uncertainties. A forward looking statement is usually identified by our use of certain terminology, including "believes," "expects," "may," "will," "should," "could," "seeks," "pro forma," "anticipates" or "intends" or by discussions of strategy or intentions.

Forward looking statements: This document may contain statements about expected future events and financial results that are forward looking in nature, and, as a result, are subject to certain risks and uncertainties, including general economic and business conditions, and specific conditions affecting our sector, including pricing pressures and declining prices; our ability to access capital Markets to ensure financial liquidity; competition; the inability to attract and retain our anticipated customer base; changes in business strategy or development plans; the ability to attract and retain qualified personnel; and other factors. Actual Results may differ materially from those projected by management. For such statements, we claim the safe harbor for "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Information about management's view of Milinx's future expectations, but not limited to, the doubt as to the risks associated with efforts to restructure the obligations of Milinx or it's subsidiaries, risks associated with efforts to obtain financing, risks associated with proceedings commenced by 580880 BC Ltd. (formerly Milinx Business Services, Inc.) under the Bankruptcy and Insolvency Act, risks associated with acceptance of a reorganization plan, risks associated with actions commenced by Milinx and its subsidiaries to receive equitable relief from the courts for damages and the value of its intellectual property and other known or unknown risks, uncertainties and other factors. Accordingly, a forward looking statement in this document is not a prediction of future events or circumstances, and those future events or circumstances may not occur.

In addition, forward looking statements depend upon assumptions, estimates and dates that may not be correct or precise and involve known and unknown risks, uncertainties and other factors. Any financial information in this release is based on unaudited and incomplete information. Accordingly, a forward-looking statement in this document is not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, you are warned not to rely on the forward-looking statements. Neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. Except for ongoing obligations under the federal securities laws to disclose all material information to investors, we are not undertaking any obligation to update these factors or to publicly announce the results of any changes to our forward looking statements due to future events or developments.

For more information, please contact:

Milinx Business Group Inc.
3827 -1001 Fourth Avenue
Seattle, Washington    98154
Phone 206-621-7032 (9 AM - 5 PM PT)
Fax 206-621-7035


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


   MILINX BUSINESS GROUP, INC.                           DATE

   /s/ Michael Shiffman                                  October 12, 2001
   ------------------------------------                  ----------------
   Michael Shiffman, Corporate Secretary